UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2021

SEALED AIR CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12139	65-0654331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2415 Cascade Pointe Boulevard
Charlotte	North Carolina	28208
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (980)-221-3235
Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.10 per share	SEE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Information.

On September 15, 2021, Sealed Air Corporation (the “Company”) announced that it commenced a cash tender offer (the “Tender Offer”) for any and all of its outstanding $425 million aggregate principal amount of 4.875% Senior Notes due 2022 (the “2022 Notes”). In connection with the Tender Offer, the Company is also soliciting consents from holders of the 2022 Notes (the "Consent Solicitation") for proposed amendments to the indenture governing the 2022 Notes to eliminate certain restrictive covenants and certain events of default with respect to the Notes (the "Proposed Amendments"). A copy of the press release, dated September 15, 2021, announcing the commencement of the Tender Offer and Consent Solicitation is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Also, on September 15, 2021, the Company announced that it commenced an offering of senior secured notes due 2026 (the “Notes”). The Notes will be jointly and severally, and irrevocably and unconditionally, guaranteed on a senior secured basis by each of the Company’s existing and future wholly owned domestic subsidiaries that guarantee its senior secured credit facilities, subject to release under certain circumstances. The Notes and related guarantees will be secured on a first-priority basis by liens on substantially all of the Company's and its domestic guarantor subsidiaries' personal property securing obligations the Company owes to lenders under its senior secured credit facilities on a pari passu basis, subject to certain exceptions.

The Company intends to use the net proceeds from the offering to repurchase the 2022 Notes pursuant to the Tender Offer commenced by the Company today and satisfy and discharge all of its outstanding 2022 Notes in accordance with the terms of the indenture governing the 2022 Notes, including any premiums, fees and expenses in connection therewith and for general corporate purposes. A copy of the press release, dated September 15, 2021, announcing the offering of the Notes, is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

On September 15, 2021, the Company announced the pricing of its upsized offering of Notes. The Company expects the offering to close on September 29, 2021, subject to customary closing conditions. A copy of the press release, dated September 15, 2021 announcing the pricing of the upsized offering is attached as Exhibit 99.3 hereto and is incorporated herein by reference.

The Notes and related guarantees will be offered only to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in transactions outside the United States under Regulation S of the Securities Act. The Notes have not been registered under the Securities Act, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws. This announcement shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press release, dated September 15, 2021, announcing the commencement of the Tender Offer and Consent Solicitation.
99.2	Press release, dated September 15, 2021, announcing the offering of the Notes.
99.3	Press release, dated September 15, 2021, announcing the pricing of the Notes.
104	Cover Page Interactive Data File (formatted as Inline XBRL and embedded within document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEALED AIR CORPORATION

	By:	/s/ CHRISTOPHER J. STEPHENS, JR.
	Name:	Christopher J. Stephens, Jr.
	Title:	Senior Vice President & Chief Financial Officer
Date: September 15, 2021